UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

TCW Direct Lending LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01069	46-5327366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933  (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for  complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 10, 2021, TCW Direct Lending LLC (the “Company”) held its 2021 Annual Meeting of Members (the “Annual Meeting”) at which a quorum was present via teleconference or by proxy. At the Annual Meeting, the following matters were submitted to the vote of the members, with the results of voting on each such matter set forth below.

1.

The Company’s members approved a proposal to elect the following Class I director to the Company’s Board of Directors, to hold office until the annual meeting, or special meeting in lieu thereof, of members is held in 2024, with voting results as follows:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Richard T. Miller	10,967,488	5,000	0

There were no abstentions.

2.

The Company’s members approved a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2021, with voting results as follows:

Votes For	Votes Abstained	Broker Non-Votes
10,967,488	5,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW DIRECT LENDING LLC

Date: May 14, 2021	By:	/s/ James G. Krause
Name: James G. Krause
Title: Chief Financial Officer & Senior Vice President